UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2019

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2019 Annual Meeting of Stockholders of Evofem Biosciences, Inc. (the “Company”) held on June 5, 2019 at 8:00 a.m. Pacific Daylight Time at the Hilton San Diego Del Mar located at 15575 Jimmy Durante Blvd, Del Mar, California 92014 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved each of (i) the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”), which included an increase in the shares reserved thereunder from 5,300,000 shares to 7,800,000 shares and (ii) the 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
A summary of the Amended and Restated Equity Incentive Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2019, as amended on May 10, 2019 (the “2019 Proxy Statement”) under the section entitled “Approval of the Company’s Amended and Restated 2014 Equity Incentive Plan” and is incorporated herein by reference. This summary is qualified in its entirety by reference to the actual terms of the Amended and Restated Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
A summary of the 2019 ESPP is set forth in the 2019 Proxy Statement under the section entitled “Approval of the 2019 Employee Stock Purchase Plan” and is incorporated herein by reference. This summary is qualified in its entirety by reference to the actual terms of the 2019 ESPP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Of the Company’s 35,367,191 shares of common stock issued and outstanding and eligible to vote as of the record date of April 22, 2019, a quorum of 32,885,507 shares, or approximately 93% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the 2019 Proxy Statement. The following actions were taken at the Annual Meeting:
Proposal 1
Election of the following nominees as Class II directors of the Company, each to serve until the 2022 Annual Meeting and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld/Abstained	Broker Non-Vote
Gillian Greer, Ph.D.	30,011,643	447,891	2,425,973
William Hall, Ph.D., M.D.	29,179,361	1,280,173	2,425,973
Tony O’Brien	29,973,812	485,722	2,425,973
Proposal 2
Approval of the Amended and Restated Equity Incentive Plan, which includes an increase in the shares reserved thereunder from 5,300,000 shares to 7,800,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
30,007,493	452,040	1	2,425,973
Proposal 3
Ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
32,804,318	67,481	13,708	—

Proposal 4

Approval of the issuance of the Company’s common stock pursuant to a private placement financing, including shares of common stock issuable upon the exercise of warrants that will result in a change of control for purposes of Nasdaq Listing Rule 5635(b). In accordance with applicable Nasdaq guidance, the tabulations below do not include votes cast with respect to 6,666,667 shares of the Company’s common stock held by PDL Biopharma, Inc.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
23,697,990	90,260	4,617	2,425,973

Proposal 5

Approval of the Company's 2019 Employee Stock Purchase Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
29,802,362	77,238	579,934	2,425,973
To the extent required by Item 5.07 of Form 8-K, the disclosures in Item 5.02 are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Evofem Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan.
10.2	Evofem Biosciences, Inc. 2019 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: June 5, 2019	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer